Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

AMONG

WOLFSPEED, INC.

AND

THE HOLDERS PARTY HERETO

DATED MARCH 26, 2026

i

TABLE OF CONTENTS

(cont’d)

		Page

Section 7.13	Extensions; Waivers	22
Section 7.14	Further Assurances	22
Section 7.15	No Third-Party Beneficiaries	22
Section 7.16	Interpretation; Construction	22
Section 7.17	Term	23

Exhibit A	-	Adoption Agreement

ii

THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 26, 2026 (this “Agreement”), is entered into by and among Wolfspeed, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), and each of the Holders (as defined below) that are parties hereto from time to time.

RECITALS

A. Upon the terms and subject to the conditions of that certain Securities Purchase Agreement, dated as of March 19, 2026, by and among the Company and the Holders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), the Company has agreed to issue to the Holders, and the Holders have agreed to purchase, severally and not jointly, (i) shares (the “Initial Shares”) of the Company’s Common Stock (as defined below) and/or (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), in each case, pursuant to the Purchase Agreement.

B. To induce the Holders to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms shall have the following respective meanings:

“Adoption Agreement” means an Adoption Agreement in the form attached hereto as Exhibit A.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

“Agreement” has the meaning set forth in the Preamble.

“Allowed Delay” has the meaning ascribed to it in Section 4.3.

“Assignee” has the meaning set forth in Section 7.4.

“beneficially owned,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rules 13d-3 and 13d-5 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event or with the passage of time (without regard to any limitation on exercise set forth in the Pre-Funded Warrants).

“Board” means the Board of Directors of the Company from time to time.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks in New York City, New York are authorized or required by law to be closed.

“Commission” means the U.S. Securities and Exchange Commission or any other U.S. Federal agency at the time administering the Securities Act.

“Common Stock” means, collectively, the Company’s shares of common stock, par value $0.00125 per share, any additional security paid, issued or distributed in respect of any such shares by way of a dividend, split or distribution, or in connection with a combination of shares, and any security into which such Common Stock or additional securities shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, amalgamation, consolidation, exchange, distribution or otherwise.

“Company” has the meaning set forth in the Preamble.

“control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Exercisable Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (without regard to any limitation on exercise set forth in the Pre-Funded Warrants).

“Exercised Shares” means the shares of Common Stock issued upon exercise of the Pre-Funded Warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of September 29, 2025, among the Company and the Holders (as defined therein) party thereto.

“Existing Registration Rights Holders” means Persons possessing registration rights, prior to the date hereof, which consist of the parties to the Existing Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority or any successor regulatory authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holders” means any holder of Registrable Securities and Transferees of such Holders that acquire Registrable Securities in accordance with Section 7.4 and execute an Adoption Agreement in accordance with Section 7.4 (in each case, so long as such Persons holds any Registrable Securities).

“Information” has the meaning ascribed to it in Section 4.1(i).

“Initial Notice” has the meaning ascribed to it in Section 3.1(a).

“Initial Shares” has the meaning given such term in the recitals of this Agreement.

“Inspectors” has the meaning ascribed to it in Section 4.1(i).

“Lock-Up Period” has the meaning ascribed to it in Section 3.6(a).

“MNPI” has the meaning ascribed to it in Section 4.2.

“Person” means any individual, partnership, limited liability company, corporation, company, association, joint stock company, trust, joint venture, unincorporated organization or any governmental entity or any department, agency or political subdivision thereof.

“Piggyback Notice” has the meaning ascribed to it in Section 3.1(a).

“Piggyback Registration” means any registration pursuant to Section 3.1(a).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the securities covered by such Registration Statement and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments and, in each case, all material incorporated by reference in such prospectus.

“Pre-Funded Warrants” has the meaning given such term in the recitals of this Agreement.

“Purchase Agreement” has the meaning given such term in the recitals of this Agreement.

“Registrable Securities” means, with respect to any Holder, at any time, the Initial Shares, the Exercised Shares and the Exercisable Shares held or beneficially owned by such Holder at such time; provided, however, that as to any Registrable Securities, such securities shall cease to be Registrable Securities (i) upon the sale thereof pursuant to an effective registration statement, (ii) upon the sale thereof pursuant to Rule 144, (iii) when such securities cease to be outstanding, (iv) when on advice of counsel to the Company, which counsel shall be reasonably acceptable to the relevant Holder, such securities may be sold or disposed of by such Holder without the volume, manner of sale and public information limitations under Rule 144 (or any similar provisions then in force), or (v) if such securities shall have been otherwise transferred and new certificates or book-entries for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold without registration under the Securities Act and without the volume, manner of sale and public information limitations under Rule 144.

“Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act that covers the Registrable Securities, including any preliminary Prospectus and the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such registration statement.

“Required Holders” means the Holders of a majority of the Registrable Securities beneficially owned by the Holders.

“Rule 144” means Rule 144 under the Securities Act (or successor rule).

“Rule 144A” means Rule 144A under the Securities Act (or successor rule).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Holders” means the Holders selling Registrable Securities pursuant to a Registration Statement under this Agreement.

“Selling Holders’ Counsel” has the meaning set forth in Section 4.1(b).

“Shares” means the Initial Shares, the Exercised Shares and the Exercisable Shares.

“Shelf Registration” has the meaning ascribed to it in Section 2.1(a).

“Shelf Registration Statement” has the meaning ascribed to it in Section 2.1(a).

“Subsequent Shelf Registration Statement” has the meaning ascribed to it in Section 2.1(d).

“Subsidiary” means each Person in which another Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% in voting power of the outstanding capital stock or other equity interests.

“Transfer” means any direct or indirect sale, assignment, transfer, conveyance, gift, bequest by will or under intestacy laws, pledge, mortgage, charge, hypothecation or other encumbrance, or any other disposition, of the stated security (or any interest therein or right thereto, including the issuance of any total return swap or other derivative whose economic value is primarily based upon the value of the stated security) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the stated security (or any interest therein) whatsoever, or any other transfer of beneficial ownership of the stated security, with or without consideration and whether voluntarily or involuntarily (including by operation of law).

“Transferee” means a Person acquiring Shares pursuant to a Transfer.

“Underwritten Offering” means a sale, on the Company’s or any Holder’s behalf, of Shares by the Company or a Holder to an underwriter for reoffering to the public.

ARTICLE II

SHELF REGISTRATION

Section 2.1 Shelf Registration.

(a) Filing. As promptly as reasonably practicable and in any event no later than seventy five (75) days after the Closing Date, the Company shall, pursuant to the requirements of this Section 2.1(a), file (or confidentially submit) a registration statement (a “Shelf Registration Statement”) to register under the Securities Act the resale of the Registrable Securities owned by the Holders (as applicable) at such time in accordance with Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). With respect to each Shelf Registration, (i) the Company shall use commercially reasonable efforts to cause to be declared effective the Shelf Registration Statement as promptly as practicable after the filing (or confidential submission) thereof and, in any event no later than the earlier of the (x) in the event that the Shelf Registration Statement is (1) not subject to a full review by the SEC, 105 calendar days after the Closing Date or (2) subject to a full review by the SEC, 135 calendar days after the Closing Date and (y) within five (5) Business Days after resolving all Commission comments or receiving notice that the Shelf Registration Statement will not be reviewed or will not be subject to further review and (ii) the Shelf Registration Statement shall include a Plan of Distribution disclosure in customary form for similar resale registration statements as reasonably requested by the Holders holding a majority of the Registrable Securities included in such Shelf Registration Statement. The Shelf Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Shelf Registration Statement within two Business Days following the effective date of the Shelf Registration Statement.

(b) Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(c) Continued Effectiveness. The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement filed pursuant to Section 2.1(a) hereof continuously effective under the Securities Act, including by filing a new Shelf Registration Statement if necessary, in order to permit the Prospectus (or any Prospectus supplement) forming a part thereof to be usable by a Shelf Holder until the earlier to occur of the date as of which (i) all Registrable Securities registered by such Shelf Registration Statement have been sold pursuant to

Rule 144 or pursuant to the Shelf Registration Statement and (ii) all securities registered pursuant to the terms of this Agreement cease to constitute Registrable Securities as defined hereunder. The Company shall promptly following a request by an Investor, but in any event within one (1) Business Day thereafter, confirm in writing (which may be by email) whether or not the Shelf Registration is effective and the Prospectus is available for use.

(d) Subsequent Shelf Registrations. If the Shelf Registration Statement filed under Section 2.1(a) or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the period described in Section 2.1(c), the Company shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend such Shelf Registration Statement in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional shelf registration statement pursuant to Rule 415 under the Securities Act (or any similar provision then in force) covering all of the Registrable Securities covered by and not sold under the Shelf Registration Statement (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective during the period described in Section 2.1(c). As used herein the term “Shelf Registration Statement” means the Shelf Registration Statement referenced in Section 2.1(a) and any Subsequent Shelf Registration Statements.

Section 2.2 Effective Registration Statement. A registration required pursuant to this Article II shall not be deemed to have been effected:

(a) unless a Shelf Registration Statement with respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any U.S. state or other jurisdiction applicable to the disposition of Registrable Securities covered by such Shelf Registration Statement for such period as is provided in Section 2.1(c) hereof or

(b) if, after it becomes effective, such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental authority or court for any reason other than a violation of applicable law solely by any Selling Holder and has not thereafter become effective.

Section 2.3 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters and one counsel for the Selling Holders in connection with blue sky qualifications of the Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate), (iii) all printing and related messenger and delivery expenses

(including expenses of printing certificates for the Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company and its Subsidiaries (including the expenses related to any “comfort” letters), (v) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange and all rating agency fees, (vi) all fees and documented out-of-pocket disbursements of underwriters customarily paid by the issuer or sellers of securities and subject to reimbursement by the issuer pursuant to the applicable underwriting agreement, including expenses of any special experts retained in connection with the registration (excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters to the extent agreed to be paid by such underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Shares under the securities or blue sky laws of any state)), (vii) all reasonable fees and documented out-of-pocket expenses of Selling Holders’ Counsel for the Registrable Securities included in a Piggyback Registration not to exceed $50,000 per Piggyback Registration, and (viii) fees and expenses of other Persons retained by the Company, and any other reasonable expenses customarily paid by the issuers of securities, will be borne by the Company, regardless of whether the Registration Statement becomes effective (or such offering is completed) and whether or not all or any portion of the Registrable Securities originally requested to be included in such registration or offering are ultimately included in such registration or offering; provided, however, that (A) any underwriting discounts, commissions or fees in connection with the sale of the Registrable Securities will be borne by the Holders pro rata on the basis of the number of Shares so offered and sold, (B) transfer taxes with respect to the sale of Registrable Securities will be borne by the Holder of such Registrable Securities, (C) the financial, legal and other advisor fees incurred by any Holder in connection with any registration of such Holder’s Registrable Securities pursuant to the terms hereof (other than, for the avoidance of doubt, such fees borne by the Company pursuant to clauses (ii) and (vii) hereof) shall be borne by such Holder, and (D) fees and expenses of any accountants or other persons retained or employed by any Holder will be borne by such Holder.

ARTICLE III

PIGGYBACK REGISTRATION

Section 3.1 Notices.

(a) If the Company at any time proposes for any reason to register the sale of Common Stock or other equity securities of the Company under the Securities Act (other than a sale by a Holder of Registrable Securities pursuant to the Shelf Registration Statement, sales under any other “at-the-market” offering, a dividend reinvestment plan or rights offering, a registration on Form S-4 or Form S-8, or any successor of either such form, or a registration relating solely to the offer and sale to the Company’s directors or employees pursuant to any employee share plan or other employee benefit plan or arrangement) whether or not Common Stock or other equity securities of the Company are to be sold by the Company or otherwise (such registration, a “Piggyback Registration”), the Company shall give to each Holder holding Registrable Securities of the same class or classes proposed to be registered (or convertible or exercisable at the Holder’s option into or for such class or classes) written notice thereof at least eight (8) Business Days prior to the expected date of filing of such Registration Statement or amendment or supplement thereto in which the Company first intends to identify any selling stockholders and the number of Registrable Securities to be sold (each such notice, an “Initial Notice”). The Company shall, subject to the provisions of Section 3.2 and Section 3.3 below, include in such Piggyback Registration on the same terms and conditions as the securities otherwise being sold, all Registrable Securities of the same class or classes as the Common Stock or other equity securities of the Company proposed to be registered (or convertible or exercisable at the Holder’s option into or for such class or classes) with respect to which the Company has received written requests from Holders for inclusion therein within the time period specified by the Company in the applicable Initial Notice, which time period shall be not less than five (5) Business Days after sending the applicable Initial Notice (each such written request, a “Piggyback Notice”), which Piggyback Notice shall specify the number of Shares proposed to be included in the Piggyback Registration.

(b) If a Holder does not deliver a Piggyback Notice within the period specified in Section 3.1(a), such Holder shall be deemed to have irrevocably waived any and all rights under this Article III with respect to such registration (but not with respect to future registrations in accordance with this Article III).

(c) No registration effected under this Section 3.1 shall relieve the Company of its obligation to effect any registration or sale by a Holder of Registrable Securities pursuant to the Shelf Registration Statement under Section 2 hereof, and no registration effected pursuant to this Section 3.1 shall be deemed to have been effected pursuant to Section 2 hereof. The Initial Notice, the Piggyback Notice and the contents thereof shall be kept confidential until the public filing of the applicable Registration Statement, post-effective amendment or Prospectus supplement.

Section 3.2 Underwriter’s Cutback. If the managing underwriter of an Underwritten Offering that includes a Piggyback Registration advises the Company that it is the managing underwriter’s good faith opinion that the inclusion of all such Registrable Securities proposed to be included in such Underwritten Offering would be reasonably likely to interfere with the successful marketing, including, but not limited to, the pricing, timing or distribution, of the Registrable Securities to be offered thereby, then the number of securities proposed to be included in such Underwritten Offering shall be allocated among the Company, the Selling Holders and all other Persons selling securities in such Underwritten Offering in the following order:

(a) If the Piggyback Registration referred to in Section 3.1 is initiated as an underwritten primary registration on behalf of the Company, then, with respect to each class proposed to be registered:

(i) first, Common Stock or other equity securities of the Company of the class or classes proposed to be registered that the Company proposes to sell, as applicable;

(ii) second, the securities of the Existing Registration Rights Holders requested to be included in such registration pursuant to the terms of the Existing Registration Rights Agreement;

(iii) third, all Registrable Securities of the same class or classes (or convertible or exercisable at the Holder’s option into or for such class or classes) held by Holders requested to be included in such Piggyback Registration (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such offering by each such Holder at the time of such Piggyback Registration); and

(iv) fourth, all other securities of the same class or classes (or convertible or exercisable at the holder’s option into or for such class or classes) requested to be included in such Piggyback Registration.

(b) if the Piggyback Registration referred to in Section 3.1 is an underwritten secondary registration on behalf of any holder of securities, then, with respect to each class proposed to be registered:

(i) first, the securities of the class or classes proposed to be registered held by such holder;

(ii) second, the securities of the Existing Registration Rights Holders requested to be included in such registration pursuant to the terms of the Existing Registration Rights Agreement;

(iii) third, the Registrable Securities of the same class or classes (or convertible or exercisable at the Holder’s option into or for such class or classes) held by Holders requested to be included in such Piggyback Registration (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such registration by each such Holder at the time of such Piggyback Registration);

(iv) fourth, all other securities of the same class or classes (or convertible or exercisable at the holder’s option into or for such class or classes) requested to be included in such Piggyback Registration other than securities to be sold by the Company; and

(v) fifth, the Common Stock or other equity securities of the Company of the same class or classes to be sold by the Company.

Section 3.3 Company Control. Except for a Registration Statement being filed in connection with a Shelf Registration, the Company may decline to file a Registration Statement in connection with a Piggyback Registration after an Initial Notice or Piggyback Notice has been given or after receipt by the Company of a Piggyback Notice, and the Company may withdraw such Registration Statement after filing and after such Initial Notice, but prior to the effectiveness of such Registration Statement, provided, that, the Company shall promptly notify the Selling Holders in writing of any such action.

Section 3.4 Selection of Underwriters. If the Company intends to offer and sell Common Stock or other equity securities of the Company by means of an Underwritten Offering, the Company shall select the managing underwriter or underwriters to administer such Underwritten Offering, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing.

Section 3.5 Withdrawal of Registration. Any Holder shall have the right to withdraw all or a part of its Piggyback Notice by giving written notice to the Company of such withdrawal at any time prior to the earlier of (x) the execution of an underwriting agreement (if any) and (y) the effectiveness of the applicable Registration Statement.

Section 3.6 Lock-up.

(a) If requested by the managing underwriters in connection with any Underwritten Offering pursuant to any Piggyback Registration, each Holder solely to the extent such Holder elects to participate in such Underwritten Offering (i) who together with its Affiliates owns 10% or more of the Common Stock on a fully-diluted basis at the time of such Underwritten Offering, (ii) who possesses the right to select one or more members of the Board or (iii) who is a natural person and serving as a director or executive officer of the Company, shall agree to be bound by customary lock-up agreements providing that such Holder shall not, directly or indirectly, effect any Transfer (including sales pursuant to Rule 144) of any such Shares without prior written consent from the underwriters managing such Underwritten Offering during a period beginning on the date of launch of such Underwritten Offering and ending up to ninety (90) days from and including the date of pricing or such shorter period as reasonably requested by the underwriters managing such Underwritten Offering (the “Lock-Up Period”); provided, that, (A) the foregoing shall not apply to any Shares that are offered for sale as part of such Underwritten Offering, (B) such Lock-Up Period shall be no longer than and on substantially the same terms as the lock-up period applicable to the Company and the executive officers and directors of the Company, (C) such Lock-Up Period shall include customary carve-outs as negotiated in good faith between the Holder and the underwriter and (D) the Holders shall have elected to participate in such Underwritten Offering pursuant to the terms of this Article III (subject to the terms of Section 3.2). Each such Holder agrees to execute a customary lock-up agreement in favor of the underwriters to such effect.

(b) The terms of this Section 3.6 will no longer apply to a Holder once such Holder ceases to hold Registrable Securities and shall not apply to a Holder if such Holder does not participate in the applicable Underwritten Offering.

Section 3.7 Participation in Underwritten Offering; Information by HolderSection 3.8 . No Holder may participate in an Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Shares on the basis provided in any underwriting arrangements, and in accordance with the terms and provisions of this Agreement, including any lock-up arrangements, and (b) completes and executes all questionnaires, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. In addition, the Holders shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holders, as applicable, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article III. Nothing in this Section 3.7 shall be construed to create any additional rights regarding the registration of Shares in any Person otherwise than as set forth herein or require any Holder to make any representations, warranties or agreements in respect of or relating to the Company. The Company will use commercially reasonable efforts to ensure that (i) underwriting arrangements shall be in customary form, (ii) no underwriter shall require any Holder to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution, and (iii) any representation required to be made by such Holder by law and any other representations, warranties and agreements customarily made by selling securityholders registering securities in similar circumstances to the extent the same do not relate to the Company. If, despite the Company’s commercially reasonable efforts, an underwriter requires any Holder to make additional representations or warranties to or agreements with such underwriter, such Holder may elect not to participate in such Underwritten Offering and shall not be bound by Section 3.7 hereof.

ARTICLE IV

REGISTRATION PROCEDURES

Section 4.1 Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use commercially reasonable efforts to effect the registration of any Registrable Securities or the offering thereof, the Company shall, as expeditiously as reasonably practicable:

(a) [Reserved];

(b) furnish to each Holder at least eight (8) Business Days before filing the related Registration Statement, copies of such Registration Statement or any amendments or supplements thereto, which documents shall be subject to the review, comment and reasonable approval by one (1) lead counsel (and any reasonably necessary local counsel) selected by the Holders who beneficially own a majority of any Registrable Securities included on such Registration Statement, and who shall represent all Selling Holders as a group (such counsel, the “Selling Holders’ Counsel”) (it being understood that such ten (10) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Selling Holders’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) furnish to each Selling Holder such number of copies of final conformed versions of the applicable Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference) reasonably requested by such Selling Holder or underwriter in writing;

(d) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the applicable Prospectus or Prospectus supplement, including any Free Writing Prospectus as defined in Rule 405 under the Securities Act, used in connection therewith as may be (i) reasonably requested by any Selling Holder (to the extent such request relates to information relating to such Selling Holder) or any Holder requesting the inclusion of its Registrable Securities therein, or (ii) necessary to keep such Registration Statement effective for at least the period specified in Section 4.1(a) or elsewhere in this Agreement and to comply with the provisions of this Agreement and the Securities Act with respect to the sale or other disposition of such Registrable Securities, and furnish to each Selling Holder, within a reasonable period of time prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or Prospectus; provided, however, that, with respect to each Free Writing Prospectus or other materials to be delivered to purchasers at the time of sale of the Registrable Securities, the Company shall (i) ensure that no Registrable Securities are sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the sellers of the Registrable Securities, which Free Writing Prospectus or other materials shall be subject to the review of counsel to such sellers and (ii) make all required filings of all Free Writing Prospectuses or other materials with the Commission as are required;

(e) notify in writing each Selling Holder promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities (as the case may be) for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and, in any such case as promptly as reasonably practicable thereafter, prepare and file an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(f) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Selling Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holders to consummate their disposition in such jurisdictions; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4.1(f);

(g) furnish to each Selling Holder such number of copies of a summary Prospectus or other prospectus, including a preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders or any underwriter may reasonably request in writing;

(h) notify on a timely basis each Selling Holder of such Registrable Securities at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, at the request of such Selling Holder, as soon as practicable, prepare, file with the Commission and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offeree of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) make available to the Selling Holders and Selling Holders’ Counsel, (collectively, the “Inspectors”) any pertinent corporate records and documents reasonably requested to conduct customary due diligence in connection with the related disposition (collectively, the “Information”) and, to the extent customary and requested by any such Inspector, request that the independent public accountants who have certified the Company’s financial statements make themselves available, at reasonable times and for reasonable periods, to discuss the business of the Company. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is requested or required pursuant to a subpoena, order from a court of competent jurisdiction or other interrogatory by a governmental entity or similar process; (iii) such Information has been made generally available to the public; or (iv) such Information is or becomes available to such Inspector on a non-confidential basis other than through the breach of an obligation of confidentiality (contractual or otherwise). The Holder(s) of Registrable Securities agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction or by another governmental entity, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(j) provide a transfer agent and registrar (which may be the same entity) for such Registrable Securities and deliver to such transfer agent and registrar such customary forms, legal opinions from its outside or in-house legal counsel, agreements and other documentation as such transfer agent and/or registrar so request;

(k) issue to any underwriter to which any Selling Holders may sell Registrable Securities in such offering certificates, or if the Registrable Securities are uncertificated other evidence of issuance, evidencing such Registrable Securities;

(l) use commercially reasonable efforts to cause such Registrable Securities to be listed on any national securities exchange on which any Common Stock is listed or, if the Common Stock is not listed on a national securities exchange, upon the request of any Selling Holder of the Registrable Securities included in such registration, use commercially reasonable efforts to qualify such Registrable Securities for inclusion on such national securities exchange as the Company shall designate;

(m) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, no later than sixty (60) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act or any successor rule thereto, provided that such requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act;

(n) notify the Selling Holders and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed;

(o) use commercially reasonable efforts to prevent the entry of, and use commercially reasonable efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

(p) promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as each Selling Holder agree should be included therein relating to the plan of distribution with respect to such class of Registrable Securities, which may include disposition of Registrable Securities by all lawful means, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering; and make all required filings of such Prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(q) cooperate with each Selling Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(r) provide a CUSIP number or numbers for all such shares, in each case not later than the effective date of the applicable registration statement;

(s) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Selling Holder or Selling Holders, as the case may be, owning at least a majority of the Registrable Securities covered by any applicable Registration Statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and contribution to the effect and to the extent provided in Article V hereof, provided, however, that in the case of a Shelf Registration or a Piggyback Registration, if a Selling Holder becomes a party to any underwriting agreement or related documents, the Selling Holder shall not be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Selling Holder’s title to Registrable Securities and any written information provided by the Selling Holder to the Company expressly for inclusion in the related Registration Statement, and the liability of any Selling Holder under the underwriting agreement shall be several and not joint and in no event shall the liability of any Selling Holder under the underwriting agreement be greater in amount than the dollar amount of the proceeds received by such Selling Holder under the sale of the Registrable Securities pursuant to such underwriting agreement (net of underwriting discounts and commissions);

(t) subject to all the other provisions of this Agreement, use commercially reasonable efforts to take all other steps necessary to effect the registration, marketing and sale of such Registrable Securities contemplated hereby; and

(u) in no event shall a Holder be identified as a statutory underwriter in a Registration Statement unless required by the Securities Act or requested by the Commission; provided, that if required by the Securities Act or the Commission requests that such Holder be identified as a statutory underwriter in the Registration Statement, such Holder will have an opportunity to withdraw from the Registration Statement, it being understood that such withdrawal shall not relieve the Company of its obligation to register for resale the Shares at a later date.

(v) in no event shall the Company include any securities other than Registrable Securities on any Shelf Registration Statement on Form S-1 without the prior written consent of the Required Holders.

Section 4.2 Opt-Out Notice. Each Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notices from the Company otherwise required by this Agreement; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), (a) the Company shall not deliver any notices pursuant to this Agreement to such Holder and such Holder shall no longer be entitled to the rights associated with any such notice and (b) each time prior to such Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least three (3) Business Days in advance of such intended use, and if a notice of the suspension of the effectiveness of a Registration Statement would have been delivered to such Holder but for the provisions of this Section 4.2, and the related suspension period remains in effect, the Company will so notify such Holder, within one (1) Business Day of such Holder’s notification to the Company, by delivering to such Holder a suspension notice, and thereafter will provide such Holder with the related notice of the conclusion of such suspension immediately upon the conclusion thereof (which notices shall not contain any material non-public information or subject such Holder to any duty of confidentiality).

Section 4.3 Allowable Delays. On no more than two occasions and for not more than 60 consecutive days or for a total of 90 days in any 12 month period, the Company may delay the effectiveness of the Shelf Registration Statement, or suspend the use of any prospectus included in any Shelf Registration Statement, in the event that the Company determines in good faith that such delay or suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Shelf Registration Statement or the related prospectus so that such Shelf Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement and termination of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification by the Company. In connection with any Registration Statement in which a Holder is participating, the Company agrees to indemnify and hold harmless, to the full extent permitted by law, such Holder, its Affiliates and their respective officers, directors, managers, partners, members and representatives, and each of their respective successors and assigns, and each Person who controls any of the foregoing (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages, liabilities and expenses, including amounts paid in settlement, caused by any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with the registration contemplated by such Registration Statement or any untrue or alleged untrue statement of a material fact contained in such Registration Statement or related Prospectus, Free-Writing Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or related Prospectus, Free-Writing Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by the Person asserting such loss, claim, damage, liability or expense specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person and shall survive the transfer of such securities. The Company shall also provide customary indemnification to any underwriters participating in any Underwritten Offering.

Section 5.2 Indemnification by Selling Holders. Each Selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, the Company’s controlled Affiliates and its and their respective directors, managers, partners, members and representatives, and each of their respective successors and assigns, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance on and in conformity with any information furnished in writing by such Selling Holder to the Company expressly for inclusion in such Registration

Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense; provided, that, the obligation to indemnify shall be several, not joint and several, for each Selling Holder and in no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds (after deducting underwriting discounts and commissions) received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 5.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent that it is materially prejudiced by reason of such delay or failure, but shall not relieve the indemnifying party from any other liability that it may have otherwise. Any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (c) the indemnified party has reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (d) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if such Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not commit any indemnified party to take, or hold back from taking, any action, and does not impose any specific performance or injunctive or other equitable relief or other non-monetary remedy on any indemnified party. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.4 Other Indemnification. Indemnification similar to that specified in this Article V (with appropriate modifications) shall be given by the Company and each Selling Holder with respect to any required registration or other qualification of Registrable Securities under Federal or state law or regulation of governmental authority other than the Securities Act.

Section 5.5 Contribution. If for any reason the indemnification provided for in Section 5.1 or Section 5.2 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 5.1 and Section 5.2, then (i) the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of the Registrable Securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.5. Notwithstanding the provisions of this Section 5.5, no Holder shall be required to contribute in an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of any Registrable Securities giving rise to such indemnification and contribution obligation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5.3, defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 5.5 to contribute shall be several in proportion to the dollar amount of the net proceeds (after deducting underwriting discounts and commissions) received by such Selling Holders with respect to the sale of the Registrable Securities giving rise to such contribution obligation and not joint.

ARTICLE VI

COMPLIANCE WITH EXEMPTION REQUIREMENTS

Section 6.1 Compliance with Exemption Requirements. So long as any Registrable Securities remain outstanding, the Company shall take all actions reasonably necessary to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(7), Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time or any similar rules or regulations adopted by the Commission, including, without limiting the generality of the foregoing, (i) making and keeping current public information available, as those terms are understood and defined in

Rule 144 promulgated under the Securities Act, (ii) filing with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, to the extent so required, and (iii) at the request of any Holder if such Holder proposes to sell securities in compliance with Section 4(a)(7), Rule 144 or Rule 144A, forthwith furnish to such Holder, as applicable, a written statement of compliance with the reporting requirements of the Commission as set forth in such rules and make available to such Holder such information as will enable the Holder to make sales pursuant to Section 4(a)(7), Rule 144 or Rule 144A.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Severability. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.2 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles thereof. The parties agree that any legal action or proceeding regarding this Agreement shall be brought and determined exclusively in a state or federal court located within the State of New York. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.3 Additional Rights. If the Company at any time after the date hereof grants to any other holders of Common Stock or securities of the Company convertible or exercisable into or for Common Stock any rights to request the Company to effect the registration under the Securities Act of any shares of Common Stock on terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.

Section 7.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, each of which, in the case of the Holders and any Transferees thereof, shall agree to become subject to the terms of this Agreement by executing an Adoption Agreement and be bound to the same extent as the parties hereto. The Company may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Required Holders. Any Holder may, at its election and at any time or from time to time, assign its rights and delegate its duties hereunder, in whole or in part, to any Transferee of such Holder (each, an “Assignee”); provided, that no such assignment shall be binding upon or obligate the Company to any such Assignee unless and until such Assignee delivers the Company an Adoption Agreement; provided, that (i) any rights assigned hereunder shall apply only in respect of Registrable Securities that are Transferred and not in respect of any other securities that the Transferee may hold and (ii) any Registrable Securities that are Transferred pursuant to a Shelf Registration Statement or Rule 144 may cease to constitute Registrable Securities following such Transfer in accordance with the terms of this Agreement. If a Holder assigns its rights under this Agreement in connection with the Transfer of less than all of its Registrable Securities, the Holder shall retain its rights under this Agreement with respect to its remaining Registrable Securities. If a Holder assigns its rights under this Agreement in connection with the Transfer of all of its Registrable Securities, the Holder shall have no further rights or obligations under this Agreement, except under Article V hereof in respect of offerings in which such Holder participated or registrations in which Registrable Securities held by such Holder were included. Any purported assignment in violation of this provision shall be null and void ab initio.

Section 7.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if delivered in writing in person, by electronic mail or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties. All such notices, requests, consents and other communications shall be delivered as follows:

(a) if to the Company, to:

Wolfspeed, Inc.

4600 Silicon Drive

Durham, NC 27703

Attention: Melissa Garrett

Email: ***

with a copy, in each case, (which shall not constitute notice), to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention:  Tad J. Freese

      Richard Kim

E-mail:    ***

(b) if to any Holder, at its e-mail address or address set forth in Exhibit A to the Purchase Agreement or to such e-mail address, or address as subsequently modified by written notice given in accordance with this Section 7.5.

All such notices, requests, consents and other communications shall be deemed to have been received (i) in the case of personal delivery or delivery by facsimile or electronic mail, on the date of such delivery, (ii) in the case of dispatch by nationally recognized overnight courier, on the next Business Day following such dispatch and (iii) in the case of mailing, on the fifth (5th) Business Day after the posting thereof.

Section 7.6 Headings. The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

Section 7.7 Additional Parties. Additional parties to this Agreement shall only include each Holder (a) who has executed an Adoption Agreement, in the form attached hereto as Exhibit A, or (b) who (i) is bound by and subject to the terms of this Agreement, and (ii) has adopted this Agreement with the same force and effect as if it were originally a party hereto.

Section 7.8 Adjustments. If, and as often as, there are any changes in the Shares or securities convertible into or exchangeable into or exercisable for Shares as a result of any reclassification, recapitalization, split (including a reverse split), or subdivision or combination, exchange or readjustment of shares, or any share dividend or share distribution, merger, amalgamation or other similar transaction affecting such Shares or such securities, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to such Shares or such securities as so changed.

Section 7.9 Entire Agreement. This Agreement and the other writings referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such subject matter.

Section 7.10 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that the other parties hereto, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any party hereto from pursuing any other rights and remedies at law or in equity which such party may have.

Section 7.11 Counterparts; Facsimile or .pdf Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same document. This Agreement may be executed by facsimile or .pdf signature, which for the avoidance of doubt shall include DocuSign, and a facsimile or .pdf signature, which for the avoidance of doubt shall include DocuSign, shall constitute an original for all purposes.

Section 7.12 Amendment. This Agreement may not be amended, modified or supplemented without the written consent of the Required Holders; provided, however, that, any amendment, modification, supplement or waiver that would materially and adversely disproportionately and adversely affects the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders shall require the prior written consent of such adversely affected Holder or each Holders, as applicable. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Holders and that does not adversely directly or indirectly affect the rights of other Holders may be given by Holders holding all of the Registrable Securities to which such waiver or consent relates.

Section 7.13 Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any extension or waiver pursuant to this Section 7.13 will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 7.14 Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as the Company may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 7.15 No Third-Party Beneficiaries. Except pursuant to Article V, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and other Persons expressly named herein.

Section 7.16 Interpretation; Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the schedules, exhibits and annexes, as the same may from time to time be amended, modified or supplemented, and not to any particular subdivision unless expressly so limited. References to “will” or “shall” mean that the party must perform the matter so described and a reference to “may” means that the party has the option, but not the obligation, to perform the matter so described. All references to sections, schedules, annexes and exhibits mean the sections of this Agreement and the schedules, annexes and exhibits attached to this Agreement, except where otherwise stated. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the party’s breach of the first covenant.

Section 7.17 Term. This Agreement shall terminate (i) with respect to any Holder, at such time as such Holder has no Registrable Securities and (ii) in full and be of no further effect at such time as there are no Registrable Securities held by any Holders. Notwithstanding the foregoing, Article V, Section 7.2, Section 7.5, and Section 7.16 shall survive any termination.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or been deemed to execute this Agreement, on the date first above written.

THE COMPANY:

WOLFSPEED, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or been deemed to execute this Agreement, on the date first above written.

HOLDER:

[NAME]

By:
Name: [•]
Title: [•]

[Signature Page to Registration Rights Agreement]

EXHIBIT A

ADOPTION AGREEMENT